                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                  ZILOG, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                         RICHARD R. PICKARD, SECRETARY
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee.
[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                                  ZILOG, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 21, 1997

     The Annual Meeting of the Shareholders of Zilog, Inc. (the "Company") will be held at 210 East Hacienda Avenue, Campbell, CA 95008 on Wednesday, May 21, 1997 at 3:00 p.m. local time for the following purposes:

     1. To elect six directors to serve for the ensuing year as set forth in the attached Proxy Statement.

     2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year.

     3. To authorize the Board of Directors and Officers of the Company to change the state of incorporation of the Company from California to Delaware.

     4. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on March 25, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A complete list of shareholders entitled to notice of and to vote at the meeting will be available at the Company's executive offices, 210 East Hacienda Avenue, Campbell, CA 95008 for ten days prior to the meeting.

           TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN,
                  DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

                                          Richard R. Pickard
                                          Secretary

April 4, 1997

                                  ZILOG, INC.
                            210 EAST HACIENDA AVENUE
                               CAMPBELL, CA 95008

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Zilog, Inc., a California corporation (the "Company"), of proxies in the accompanying form to be used at the Annual Meeting of Shareholders to be held on May 21, 1997, and any adjournment or postponement thereof. It is expected that this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and form of proxy will be mailed to shareholders on or about April 4, 1997.

     Proxies may be revoked at any time before they are voted by filing with the Secretary of the Company a written notice of revocation or by duly executing a proxy bearing a later date. A proxy may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no choice is so specified, the shares will be voted FOR the election of the six nominees for director listed in this Proxy Statement, FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year, FOR the granting of authority to the Board of Directors and Officers of the Company to change the state of incorporation of the Company from California to Delaware, and at the proxy holders' discretion, upon management's direction, on such other matters, if any, that may properly come before the Annual Meeting (including any proposal to postpone or adjourn the Annual Meeting).

     Only holders of stock of record at the close of business on March 25, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On such date, the Company had 20,159,646 shares of Common Stock (the "Common Stock") outstanding and entitled to vote. Each outstanding share of Common Stock is entitled to one vote on all matters including the election of directors whose names have been placed in nomination. With respect to the election of directors, each shareholder, if he or she so chooses, may cumulate his or her votes equal to the number of directors to be elected multiplied by the number of votes to which shares are entitled or may distribute his or her votes on the same principle among as many nominees as he or she chooses. No shareholder is entitled to cumulate votes unless the candidates' names have been placed in nomination before commencement of the voting and the shareholder has given notice before commencement of the voting of the shareholder's intention to cumulate votes. The proxy holders reserve the right to cumulate votes for the election of directors and cast all of such votes for any one or more of the nominees, to the exclusion of others and in such order of preference as the proxy holders determine in their discretion. Voting on all other matters to be considered at this Meeting is non-cumulative. The nominees with the highest number of votes shall be elected to the Board of Directors. Approval of all other matters requires an affirmative vote of the holders of a majority of the voting power of the shares of Common Stock represented and voting at the Meeting if a quorum is present. Shares held of record by brokers, banks or other fiduciaries on behalf of their clients, in nominee name or otherwise, which are not voted, will not be counted as shares that are represented and voting at the meeting. Abstensions will have the same effect as negative votes, in that shares which abstain will be regarded as shares that are represented and voting at the meeting, but are not affirmatively voted in favor of a proposal.

     A copy of the Company's 1996 Annual Report to Shareholders containing financial statements for the fiscal year ended December 31, 1996 accompanies this Proxy Statement.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 MAY BE OBTAINED BY ANY SHAREHOLDER OF THE COMPANY, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, ATTENTION: JILL SULLIVAN, AT ZILOG, INC., 210 EAST HACIENDA AVENUE, CAMPBELL, CA 95008.

     The expense of printing and mailing proxy material will be borne by the Company. The Company will reimburse brokers and nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such brokers and nominees. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and other employees of the Company by personal interview, telephone or telegraph; no additional compensation will be paid for such solicitation.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

     At present, the Company's Bylaws provide for five to seven directors. Six directors are to be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected. All of the nominees named below are presently directors of the Company.

     In the event that any such nominee becomes unable or declines to serve for any reason, proxies may be voted for the election of the balance of those nominees named and for such other person or persons as the proxy holders or the present Board of Directors (the "Board") may select, or the size of the Board may be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that any of the nominees named will be unable or unwilling to serve.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

     Set forth below are the names and ages as of December 31, 1996 of the nominees for director, their principal occupations at present and for the past five years, certain directorships held by each and the year in which each became a director of the Company.

               NAME AND PRINCIPAL OCCUPATION AT PRESENT AND                    DIRECTOR
                  FOR THE PAST FIVE YEARS; DIRECTORSHIPS                        SINCE       AGE
---------------------------------------------------------------------------    --------     ---
Edgar A. Sack, Ph.D........................................................      1989       66
  Dr. Sack, a founder of the Company, has served as President, Chief
  Executive Officer and a director since its inception in June 1989. Dr.
  Sack was elected Chairman of the Board of the Company in November 1990.
  Previously, Dr. Sack was employed for over 15 years by General Instrument
  Corporation, where he held the positions of Vice President of the
  Integrated Circuits Division, Vice President and General Manager of the
  Microelectronics Group and Senior Vice President. Dr. Sack was among the first to identify the potential for large scale integrated circuits in electronic systems and contributed to the early technology on non-volatile memory devices. He is the originator of the Forward
  Controllership(R) business management concept and is the author of a private text on the subject. Dr. Sack holds B.S., M.S. and Ph.D. degrees in electrical engineering from Carnegie Mellon University.
Thomas J. Connors..........................................................      1989       67
  Mr. Connors has been a director of the Company since June 1989. For over
  16 years, Mr. Connors has been the principal of TJC Investments, an independent consulting firm which works primarily with companies in the semiconductor and semiconductor related industries. In addition, Mr.
  Connors serves as a director of Level One Communications, Inc., SGS
  Thomson Microelectronics, Inc., OpenVision Technologies, Inc., and
  several privately held companies which are engaged in various aspects of the semiconductor or software industries.

William H. Janeway.........................................................      1989       53
  Mr. Janeway has served as a director of the Company since its formation in June 1989. He has been a Managing Director of E.M. Warburg, Pincus &
  Co., Inc. since July, 1988. Mr. Janeway serves as a director of Maxis,
  Inc., OpenVision Technologies, Vanstar Corp., ECsoft, N.V., IMI Corp, and
  several other privately-held high technology companies.

Henry Kressel, Ph.D........................................................      1989       63
  Dr. Kressel has served as a director of the Company since its inception in June 1989. Since 1985, Dr. Kressel has been a Managing Director of
  E.M. Warburg, Pincus & Co., Inc. Dr. Kressel spent 20 years at RCA
  Laboratories, where he become a Staff Vice President. Dr. Kressel is a director of Level One Communications, Inc., Maxis, Inc., Trescom, Inc.
  and several other privately held companies.

               NAME AND PRINCIPAL OCCUPATION AT PRESENT AND                    DIRECTOR
                  FOR THE PAST FIVE YEARS; DIRECTORSHIPS                        SINCE       AGE
---------------------------------------------------------------------------    --------     ---
Larry W. Wangberg..........................................................        --       54
  Mr. Wangberg was elected to the Company's Board of Directors in April
  1996. He joined StarSight Telecast, Inc. as president and chief operating officer in February 1995 and is currently Chairman of their Board. Before joining StarSight Telecast, Mr. Wangberg served for 11 years as president and CEO of Times Mirror Cable Television, a provider of broadband based network and cable services. He simultaneously served as senior vice president of the parent The Times Mirror Company, a major information provider in Los Angeles. Mr. Wangberg is a director and the past chairman of the National Cable Television Association. Mr. Wangberg is also a director of USCS International, Inc.
Robert M. White, Ph.D......................................................      1995       58
  Dr. White has been a director of the Company since November 1995. He has been a Professor and Head of the Electrical and Computer Engineering
  Department at Carnegie Mellon University since January 1993 and a
  Professor of Engineering and Public Policy at the same institution since
  1994. Prior to these positions, Dr. White was Undersecretary of Commerce for Technology during the Bush Administration. From 1986 until 1989, he was the Chief Technical Officer for Control Data Corporation and from
  1971 until 1984 he was a principal scientist at Xerox PARC. Dr. White is a director of Ontrack Data International and SGS-Thomson
  Microelectronics.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Company's Board held 12 meetings during fiscal year 1996. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of all committees of the Board on which he served.

     The Board of Directors has an Executive Compensation Committee, an Audit Committee and a Stock Option Committee. There is no Nominating Committee.

     The Executive Compensation Committee held two meetings in fiscal year 1996. Its function is to determine or review and pass upon management's recommendations with respect to executive compensation and incentive bonuses. The members of the Executive Compensation Committee during fiscal year 1996 were Mr. Connors, Dr. Kressel, Dr. Sack and Mr. Wangberg. Dr. Sack does not participate in matters that pertain to his own compensation.

     The Audit Committee held two meetings in fiscal year 1996. Its functions are to monitor the effectiveness of the audit effort, to supervise the Company's financial and accounting organization and financial reporting and to select a firm of independent public accountants whose duty it is to audit the financial statements of the Company. The members of the Audit Committee were Mr. Connors, Mr. Wangberg and Dr. White.

     The Stock Option Committee met 12 times in the fiscal year 1996. Its functions are to supervise and manage the Company's Employee Stock Purchase Plan, the 1989 Stock Option Plan, the 1990 Stock Option Plan and the 1994 Long-Term Stock Incentive Plan. The members of the Stock Option Committee during fiscal year 1996 were Dr. Kressel and Mr. Janeway.

                           COMPENSATION OF DIRECTORS

     During 1996, Mr. Connors, Mr. Wangberg and Dr. White were each compensated at the rate of $2,000.00 for each full day spent performing business for the Board of Directors or for any committee of the Board of Directors and were reimbursed for travel expenses. Such compensation was not paid pursuant to consulting contracts. The Company's other directors currently do not receive any compensation for service on the Board of Directors. There are no family relationships between any directors or executive officers of the Company.

     The 1994 Long-Term Stock Incentive Plan, which shareholders approved and adopted at the 1994 Annual Meeting, provides for the annual grant of an option of 3,000 shares of the Company's Common Stock to certain directors who are not employees following their election at the Annual Meeting and at each annual meeting thereafter while they serve on the Board of Directors. The grant price shall be the fair market value of the shares on the date of each respective grant. This provision of the 1994 Long-Term Stock Incentive Plan will be enacted when the Board of Directors determines it to be effective. Currently, no directors receive grants under this provision of the 1994 Long-Term Stock Incentive Plan.

                   INFORMATION ABOUT CERTAIN OF THE COMPANY'S
                               EXECUTIVE OFFICERS

     Certain executive officers of the Company and their respective ages as of December 31, 1996 are as follows:

        NAME            AGE                 POSITION WITH THE COMPANY
--------------------    ---       ---------------------------------------------
Edgar A. Sack           66        President and Chief Executive Officer
Michael J. Bradshaw     47        Senior Vice President, Operations
Richard L. Moore        62        Senior Vice President, Technology
Robert E. Collins       50        Vice President and Chief Financial Officer
Richard R. Pickard      43        Vice President, General Counsel and Secretary
Sally M. Baumwell       52        Vice President, Human Resources and
                                    Administration
J. James Magill         50        Vice President and General Manager, Data
                                    Communications Division
Alan Secor              63        Vice President and General Manager, Consumer
                                    Products Division

     For Dr. Sack's biographical information, see "Election of Directors -- Information with Respect to Nominees and Directors."

     Mr. Bradshaw, a founder of the Company, became Senior Vice President, Operations in March 1992. Previously he served as Vice President, Operations since the Company's inception in June 1989 and served as the head of the Operations Group of the Company's predecessor since March 1985. Before joining the Company, Mr. Bradshaw was employed by Texas Instruments and Mostek Corporation, where he served as Director of Worldwide Planning. Immediately prior to his employment by the Company's predecessor, he was the Vice President, Operations Planning and Control of General Instrument Microelectronics. He holds a B.S. degree in Engineering Mathematics, with concentration in electrical engineering, from the Missouri School of Mines, and Masters degrees in business administration and science administration from the University of Houston.

     Mr. Moore became Senior Vice President, Technology in June 1996. From May 1995 to May 1996, he served as Vice President, Technology. Prior to joining Zilog, Mr. Moore served as President and Chief Executive Officer of Cromemco, Inc., a client/server computer manufacturer from October 1988 to May 1995. Mr. Moore has worked in various other managerial and executive capacities in the computer and semiconductor industries for the past 35 years. Mr. Moore received a B.S. in Electrical Engineering from the University of Texas (El Paso) and an M.B.A. from Saint Mary's College (Moraga, California).

     Mr. Collins joined Zilog in January 1996 as Vice President and Corporate Controller. He was promoted to Chief Financial Officer in June 1996. Previously, he was employed as Senior Vice President and Chief Financial Officer of Chem Trak, Inc. in Sunnyvale, CA. Prior to that, Mr. Collins spent 14 years with Syntex Corporation of Palo Alto, CA, where he held a number of senior financial positions, including Vice President and Treasurer. Mr. Collins holds a B.S. in Business Administration from Adelphi University, New York and an MBA in Finance from California State University at Hayward.

     Mr. Pickard became Vice President, General Counsel and Secretary in March 1992. From June 1989 to March 1992, he served as General Counsel and Secretary. Mr. Pickard was General Counsel and Secretary of the predecessor company from 1987 through June 1989. Before joining the Company, he was corporate counsel at NEC Electronics, Inc. and in private practice. Mr. Pickard holds a B.A. in American Civilization from Williams College and a J.D. from the College of William and Mary.

     Ms. Baumwell became Vice President, Human Resources and Administration in June 1996. From March 1992 to June 1996, she served as Vice President and from June 1989 to March 1992 served as Director of Human Resources. Ms. Baumwell held various positions in the Human Resources Department of the predecessor company from 1978 through June 1989. Ms. Baumwell holds a B.A. in Sociology from U.C. Davis.

     Mr. Magill joined Zilog in February 1987 as Product Marketing Manager. Since August 1993 he has been Vice President and General Manager of the Company's Data Communications Division. Prior to joining Zilog, Mr. Magill was employed by Signetics, Inc. where he held several management positions in Operations and marketing. Mr. Magill holds a BSc. in Electrical Engineering from Queen's University in Belfast and an MSc. in Operations from City University in London. He is also a Member of the Institute of Electrical Engineers and a Chartered Engineer in the United Kingdom.

     Mr. Secor became Vice President and General Manager of the Consumer Products Division in March 1995. From April 1992 to March 1995, he served as Vice President, Consumer Business Unit and from September 1991 to April 1992 as Director, Consumer Business Unit. Prior to joining Zilog, Mr. Secor was a consultant and operated his own company, Avant Technology, Inc. a technical consulting business, from April 1982 to September 1991. From January 1979 to April 1982, Mr. Secor served as Vice President of Engineering and Operations at Mattel Electronics, Inc. Mr. Secor received a B.S. and an M.S. in Electrical Engineering from Iowa State University and is a Registered Professional Quality Engineer in the State of California.

     Officers serve at the discretion of the Board of Directors. There are no family relationships among any directors or executive officers of the Company.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with each of the five executive officers named in the Summary Compensation Table which terminate on February 28, 1998 for Dr. Sack, and on November 5, 1998 for Messrs. Bradshaw, Magill, Moore and Secor. Each of the agreements provides for payment of a base salary and specified benefits. Each base salary and certain plan benefits are set forth in the compensation tables. The agreements also respectively provide that if the Company terminates a person's employment without cause, or such person voluntarily resigns for reasons specified in the agreement (including various changes in his duties with the Company, a reduction in his base salary or benefits, a change in his principal work location or a material uncured breach of the agreement by the Company), such person is entitled to continue to receive base salary and certain other benefits to which he would have otherwise been entitled from the date of such termination or resignation through the expiration date of the agreement.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 25, 1997, the number of shares of Common Stock beneficially owned by the directors and nominees named above, each of the executive officers named in the Summary Compensation Table ("Named Executive Officers"), all directors and executive officers of the Company as a group, and each person known to the Company to own beneficially more than five percent of the Common Stock. Except as otherwise indicated and subject to community property laws where applicable, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals and entities.

                                                                           BENEFICIAL OWNERSHIP
                                                                                    OF
                                                                               COMMON STOCK
                                                                          ----------------------
                                                                           NUMBER       PERCENT
                        NAME OF BENEFICIAL OWNER                          OF SHARES     OF CLASS
------------------------------------------------------------------------  ---------     --------
Warburg, Pincus Capital Company, L.P., and related affiliates(1)(2).....  5,477,504         27.3
  466 Lexington Avenue
  New York, New York 10017
FMR Corporation.........................................................  1,984,900         9.89
  82 Devonshire Street
  Boston, MA 02109-3614
Trimark Financial Corporation...........................................  1,575,700          7.9
  One First Canadian Place, Suite 5600
  PO Box 487, Toronto, ON, M5X 1E5
Robert Fleming Inc. ....................................................  1,251,050          6.4
  320 Park Avenue, 11th Floor
  New York, New York 10022
Wilke/Thompson Capital Management, Inc. ................................  1,028,170         5.12
  3800 Norwest Center, 90 S. 7th Street
  Minneapolis, MN 55402
Edgar A. Sack(3)........................................................    805,686          4.0
Thomas J. Connors(4)....................................................     48,000            *
William H. Janeway(5)...................................................  5,487,704         27.3
Henry Kressel(5)........................................................  5,480,504         27.3
Michael J. Bradshaw(6)..................................................    243,468          1.2
J. James Magill(7)......................................................     69,101            *
Alan Secor(8)...........................................................     79,509            *
Richard L. Moore........................................................          0            *
Larry W. Wangberg.......................................................      5,000            *
Robert M. White.........................................................      5,000            *
All executive officers and directors as a group (15 persons)(2)(9)......  1,500,409          7.4

---------------
 *  Less than 1%.

 (1) Warburg, Pincus Capital Company, L.P. ..............................  5,378,004
     Warburg, Pincus & Co................................................     99,500
                                                                           ---------
                                                                           5,477,504
                                                                           =========

(2) The sole general partner of Warburg, Pincus Capital Company, L.P. ("WPCC") is Warburg, Pincus & Co., LLC, a New York general partnership ("WP"), E.M. Warburg, Pincus & Co., LLC, a New York limited liability company ("EMW LLC"), manages WPCC. The members of EMW LLC are substantially the same as the partners of WP. Lionel L. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. WP, as the sole general partner of WPCC, has a 20% interest in the profits of WPCC. William H. Janeway and Henry Kressel, directors of the Company, are Managing Directors and members of EMW LLC and general partners of WP. As such, Mr. Janeway and Dr. Kressel may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by WPCC and WP.

                                        (Footnotes continued on following page.)

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

     The Executive Compensation Committee is composed of four members of the Board of Directors. Three Executive Compensation Committee Members are non-employee directors -- Henry Kressel and Thomas J. Connors and Larry W. Wangberg. The Executive Compensation Committee Chairman is the President and CEO of the Company, Edgar A. Sack. Dr. Sack does not participate in the deliberations over his own compensation.

     The Executive Compensation Committee's compensation policies set the standard for all levels within the Company and are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified employees.

     The Company has a number of types of compensation, including base salary, performance awards, stock option plans, a Tax-Deferred 401(k) Investment Plan and a Deferred Compensation Plan. Employees may be eligible for these programs depending on their position within the Company.

  Base Salary

     The base salary of executives is determined similarly to all other exempt employees in the Company. Base salary is determined following evaluation of competitive data obtained through industry surveys, and individual performance within Company guidelines. These industry surveys are available through consulting companies and are not specifically prepared for the Company. The Company subscribes to such services and does not make any determination as to the inclusion or exclusion of data from such surveys. The industry surveys evaluated by the Company in determining base salaries may have some overlap with, but do not specifically address the same set of companies included in the S&P High Technology Composite Index, whose performance is cumulated in the Stock Price Performance Graph on page 14 of the Proxy Statement. The base salaries paid by the Company are generally targeted to be above the 50th percentile of the base salaries paid by the companies surveyed. For both base salary increases and bonus analysis of individual performance, the Company utilizes a system of "management by objectives" (MBOs) whereby at the beginning of each evaluation period the employee and his supervisor agree upon a set of objectives to be accomplished during that period. These are documented and serve as a basis for examining the employee's performance. Other individual performance criteria examined by the Executive Compensation Committee include but are not limited to compliance with Company policy, effectiveness in performing regular job description duties, initiative, honesty, accuracy, safety, constructive attitude and actions, courtesy, respect, teamwork, and the creation of value for the Company and its shareholders. Each Executive Officer's performance is rated, and this rating serves as a basis for proposed base salary increases.

  Performance Awards

     Performance Awards are provided to eligible employees under Employee Performance Incentive Plans ("EPIP Plans"). All United States regular full-time employees and certain international employees are eligible to participate in the EPIP Plans. Awards under the EPIP Plans are based on the Company's overall performance and on specified overall financial objectives for the period for which the award is to be made, and are allocated among eligible employees based upon a number of factors relating to classification or grade level,

--------------------------------------------------------------------------------

(Footnotes continued from previous page.)

(3) Includes 393,125 shares subject to options exercisable within 60 days of March 25, 1997.
(4) Includes 48,000 shares subject to options exercisable within 60 days of March 25, 1997.
(5) Of the 5,487,704 shares indicated above, 10,200 are owned directly by Mr. Janeway. Of the 5,480,504 shares indicated above, 3,000 are owned directly by Dr. Kressel. The remaining 5,477,504 shares are owned directly by WPCC and WP and are included because of Mr. Janeway and Dr. Kressel's affiliation with WPCC. Mr. Janeway and Dr. Kressel disclaim "beneficial ownership" of these shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934.
(6) Includes 121,488 shares subject to options exercisable within 60 days of March 25, 1997.
(7) Includes 68,250 shares subject to options exercisable within 60 days of March 25, 1997.
(8) Includes 75,825 shares subject to options exercisable within 60 days of March 25, 1997.
(9) Includes 882,322 shares subject to options exercisable within 60 days of March 25, 1997, excludes 5,477,504 shares owned by WPCC as to which Mr. Janeway and Dr. Kressel disclaim beneficial ownership.

base salary on January 1 of the EPIP Plan year, individual performance, and Company performance. The individual performance component of EPIP is measured on similar criteria as individual performance in base salary increase determinations. Company performance is generally measured by comparison against the Company's plan, which plan is agreed upon by the executive officers with the Board of Directors before the start of the fiscal year. Company performance can emphasize different criteria from year to year depending upon the Company's goals. In 1996, Company performance was measured 50% by revenue performance against plan and 50% by pre-tax profit against plan. The same Company performance criteria are in use in the 1997 EPIP Plan. The available pool for awards under the 1996 EPIP Plan did not exceed 7.5% of pre-tax profit. The available pool for awards to be made under the 1997 EPIP Plan will not exceed 7.5% of 1997 pre-tax profit. Award distributions are made in the first quarter of the year following the EPIP Plan year.

     Employees in certain senior classification or grade levels within the Company also qualify for an EPIP Executive Bonus Plan in which an additional 80%-100% of the EPIP Award is deferred to be paid in two equal annual installments of 40%-50% of the EPIP Award each commencing in the second year following the year for which the EPIP Award was granted.

     In January 1997, the Executive Compensation Committee awarded a bonus to the CEO in the aggregate amount of $455,400 for the 1996 EPIP Plan year under the 1996 EPIP Plan and the 1996 EPIP Executive Bonus Plan. Of this amount, $253,000 was paid in cash in 1997. The remainder will be paid one half in 1998 and one half in 1999 if the CEO remains employed by the Company. An additional $35,976 was earned as a dividend on prior EPIP Awards. Dr. Sack's bonus amount is reflective of the Company's financial performance, his overall management of the Company, and performance of his other regular duties as President, Chief Executive Officer and Chairman of the Board.

     The Company's Executive Officers received EPIP Awards in January 1997 in the aggregate amount of $750,600. Fifty-six percent of the EPIP Plan and EPIP Executive Bonus Plan Awards were paid in 1997, with the remainder to be paid one half in 1998 and one half in 1999 if each such officer remains employed by the Company.

     Under the 1996 EPIP Plan and the 1996 EPIP Executive Bonus Plan, a total of $2,642,650 was awarded to employees other than the Executive Officers. The Executive Compensation Committee and the Board of Directors believe strongly that bonuses should be available to exempt employees to reward performance based on similar criteria to that used to reward performance of the Executive Officers.

  Stock Option Plans

     Under the 1990 Employee Common Share Option Plan ("1990 Option Plan"), which governed options granted from 1990-1993, stock options were granted to eligible employees including the CEO and the Executive Officers primarily on the basis of their ability to enhance the performance of the Company, to be competitive with other companies and to encourage these employees to remain loyal to the Company. Options vest 25% per year over a four-year period. They were typically awarded at their fair market value. They must be exercised within ten (10) years from the date of grant.

     Under the 1994 Long-Term Stock Incentive Plan ("1994 LTIP"), the Company is permitted to issue awards in the form of restricted shares, stock units, options or SAR's or any combination thereof to eligible employees, directors, consultants and advisors, including but not limited to the Executive Officers for the same reasons as the 1990 Option Plan. As of March 25, 1997, approximately 1,500 employees and six directors were eligible to participate in the 1994 LTIP. As of March 25, 1997, the Company has made no grants to consultants or advisors. The 1994 LTIP replaces the 1990 Option Plan on a prospective basis and provides certain tax advantages to awardees that are not available under the 1990 Option Plan. Since each award under the 1994 LTIP increases if the price of the Company's stock increases, the Executive Compensation Committee believes that the 1994 LTIP provides strong incentive to achieve excellent results and that all shareholders should therefore benefit from the program.

     For the year ending December 31, 1996, options for a total of 836,050 shares at exercise prices ranging from $17.125 to $38.00 were granted to employees other than the Executive Officers and Directors. In addition, 2,096,677 shares were granted as a result of the repricing and reissue of shares upon cancellation of the corresponding original option grants. The Executive Compensation Committee believes that the use of stock options at appropriate levels throughout the Company can effectively reward employees for long-term individual and Company performance improvements.

  Option Repricing

     In November 1996, the Board of Directors agreed that additional incentives were needed since many of the Company's key employees held stock options with grants priced significantly higher than the fair market value of the stock. The Company therefore implemented a program whereby employees could exchange higher priced 1994 LTIP option shares for the same number of lower priced option shares. The new shares were issued on November 6, 1996 at the then fair market value of $20.00 per share. The repriced shares have a one year freeze on exercise, and may not be exercised prior to November 5, 1997. Employees must remain active on the Company's payroll to exercise their new shares. All employee option holders other than Dr. Sack were eligible to participate in this program. Data for executive officers who elected to reprice shares is shown in the table entitled, "Ten Year Option Repricing" on pages 12 and 13.

  Deferred Compensation

     Under the Company's Tax-Deferred 401(k) Investment Plan (the "401(k) Plan"), each eligible employee may participate by making a salary deferral contribution in certain fixed amounts of between 1% and 15% of the employee's compensation, subject to specified statutory limitations. The Company may make matching contributions on behalf of each participating employee in an amount equal to 100% of the participant's deferral contribution, up to 1.5% of the participant's total cash compensation on an annual basis. The Company may also make additional discretionary contributions to the 401(k) Plan up to a limit set by federal tax law. The discretionary contribution is awarded to all employees who participate in the 401(k) Plan including the Executive Officers. The performance of the Company determines the amount of the additional discretionary contributions to the 401(k) Plan. The Executive Compensation Committee believes that all employees are thereby encouraged to improve the Company's performance.

     The Company's Deferred Compensation Plan which went into effect January 1, 1994, allows certain executives to defer receipt of base and bonus compensation to which the executives would otherwise be entitled. It also supplements the benefits provided under the 401(k) Plan by contributing a percentage of compensation equal to the 401(k) Company contribution, for compensation above the 401(k) statutory limitations, to equal the amount that would have been contributed by the Company to the 401(k) Plan had Internal Revenue Code ("Code")
Section 401(a)(17) not been amended by the Omnibus Reconciliation Act of 1993.

  Other

     In 1993, the Code was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation excluding performance based compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. The Company intends generally to qualify compensation paid to executive officers for deductibility under the Code, including new Section 162(m). Accordingly, in 1994 the shareholders approved the 1994 LTIP to maximize the tax deductibility of awards under such plan. However, the Company may from time to time in the future pay compensation to its executive officers that may not be deductible.

     The Executive Compensation Committee believes that the foregoing programs provide competitive levels of compensation, encourage long term performance, and promote management retention while further aligning shareholders' and management's interests in the performance of the Company and the Company's Common Stock.

        Edgar A. Sack,                          Henry Kressel, Member
        Chairman, Executive                     Thomas J. Connors, Member
        Compensation Committee                  Larry W. Wangberg, Member

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                           IN COMPENSATION DECISIONS

     The Board of Directors' Executive Compensation Committee consists of Drs. Kressel and Sack, Mr. Connors and Mr. Wangberg. There are no Compensation Committee Interlocks as that term is defined under Item 402(j) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended, among the committee members. Dr. Sack is an executive officer of the Company serving as President and Chief Executive Officer. Dr Sack does not participate in the deliberations concerning his own compensation.

     The following table sets forth the annual compensation, long-term compensation and other compensation paid to each of the Company's Named Executive Officers during the years ended December 31, 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                         COMPENSATION(1)
                                                                         ---------------
                                                                             AWARDS
                                                                         ---------------
                                                                           SECURITIES
                                                ANNUAL COMPENSATION(1)     UNDERLYING       ALL OTHER
              NAME AND                          ----------------------      OPTIONS/       COMPENSATION
         PRINCIPAL POSITION            YEAR     SALARY($)     BONUS($)      SAR(#)(2)         ($)(3)
-------------------------------------  ----     ---------     --------   ---------------   ------------
E.A. Sack............................  1996     $ 511,750     $491,376        60,700         $ 16,869
President and CEO                      1995       467,866      445,050        75,000           16,557
                                       1994       418,337      443,719        31,500           20,592

M.J. Bradshaw........................  1996       212,116       87,588        83,275(4)        16,869
Senior Vice President, Operations      1995       206,157       94,650        25,100           16,557
                                       1994       189,169      125,419        16,400           20,592

R.L. Moore...........................  1996       195,185       75,120       116,400(5)        15,008
Senior Vice President, Technology      1995(6)     99,692       54,000        45,000            5,641
                                       1994(6)     --            --          --                --

A. Secor.............................  1996       215,615       79,358        52,150(7)        16,869
Vice President and General Manager     1995       214,854       85,913        20,000           16,557
Consumer Products Division             1994       202,951       58,880        11,400           20,592

J.J. Magill..........................  1996       159,617       78,175        42,100(8)        16,361
Vice President and General Manager     1995       150,975       87,536        20,000           11,998
Datacom Products Division              1994       144,396       52,875        11,400           11,826

---------------

(1) No "Other Annual Compensation," "Restricted Stock Award(s)" or "LTIP Payouts" were made to the Executive Officers during 1994, 1995 or 1996.

(2) Securities underlying Option/SAR share numbers reflect the effect of a 3-for-2 stock split to shareholders of record on February 1, 1993, paid on February 15, 1993.

(3) Amounts represent the Company's matching and discretionary contributions to the Zilog, Inc. Tax-Deferred 401(k) Investment Plan, and the Company's contribution to the Non-Qualified Deferred Compensation Plan.

(4) Includes options granted on November 6, 1996 for 11,250 shares upon cancellation of a previous option granted on June 1, 1994, 525 shares upon cancellation of a previous option granted on December 15, 1994, 100 shares upon cancellation of a previous option granted on March 23, 1995, 25,000 shares upon cancellation of a previous option granted on April 6, 1995, 700 shares upon cancellation of a previous option granted on January 17, 1996, and 20,000 shares upon cancellation of a previous option granted on February 21, 1996.

(5) Includes options granted on November 6, 1996 for 40,000 shares upon cancellation of a previous option granted on June 14, 1995, 5,000 shares upon cancellation of a previous option granted on November 16, 1995, 700 shares upon cancellation of a previous option granted on January 17, 1996, 20,000 shares upon cancellation of a previous option granted on February 21, 1996, 10,000 shares upon cancellation of a previous option granted on May 16, 1996, and 5,000 shares upon cancellation of a previous option granted on July 16, 1996.

(6) Mr. Moore joined the Company in May 1995.

(7) Includes options granted on November 6, 1996 for 10,000 shares upon cancellation of a previous option granted on June 1, 1994, 700 shares upon cancellation of a previous option granted on December 15, 1994, 20,000 shares upon cancellation of a previous option granted on April 6, 1995, 700 shares upon cancellation of a previous option granted on January 17, 1996, and 10,000 shares upon cancellation of a previous option granted on July 16, 1996.

(8) Includes options granted on November 6, 1996 for 10,000 shares upon cancellation of a previous option granted on June 1, 1994, 700 shares upon cancellation of a previous option granted on December 15, 1994, 20,000 shares upon cancellation of a previous option granted on April 6, 1995, and 700 shares upon cancellation of a previous option granted on January 17, 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL
                       ------------------------------------------------------------        POTENTIAL REALIZABLE
                                         % OF TOTAL                                              VALUE AT
                                        OPTIONS/SARS                                      ASSUMED ANNUAL RATES OF
                                         GRANTED TO                                      STOCK PRICE APPRECIATION
                                         EMPLOYEES       EXERCISE OR                          FOR OPTION TERM
                       OPTIONS/SARS      IN FISCAL       BASE PRICE      EXPIRATION      -------------------------
        NAME             GRANTED            YEAR           ($/SH)           DATE          5% ($)         10% ($)
---------------------  ------------     ------------     -----------     ----------      --------       ----------
E.A. Sack(1).........        700            .0917          $ 30.13         1/16/06       $ 16,177       $   41,075
                          30,000            .8430          $ 38.28         2/20/06       $794,973       $2,093,454
                           5,000            .1405          $ 21.88         7/15/06       $ 77,693       $  202,685
                          25,000            .7025          $ 28.75        12/17/06       $436,747       $1,121,186
M.J. Bradshaw........        700            .0197          $ 30.13         1/16/06       $ 16,177       $   41,075
                          20,000            .5620          $ 38.28         2/20/06       $529,982       $1,395,636
                           5,000            .1405          $ 21.88         7/15/06       $ 77,693       $  202,685
                          11,250(2)         .3161          $ 20.00         5/31/04       $ 98,446       $  234,921
                             525(2)         .0148          $ 20.00        12/14/04       $  4,995       $   12,090
                             100(2)         .0028          $ 20.00         3/22/05       $    990       $    2,414
                          25,000(2)         .7025          $ 20.00          4/5/05       $248,978       $  607,642
                             700(2)         .0197          $ 20.00         1/16/06       $  8,881       $   22,770
                          20,000(2)         .5620          $ 20.00         2/20/06       $256,813       $  660,226
R.L. Moore...........        700            .0197          $ 30.13         1/16/06       $ 16,177       $   41,075
                          20,000            .5620          $ 38.28         2/20/06       $529,982       $1,395,636
                          10,000            .2810          $ 38.00         5/15/06       $269,842       $  703,901
                           5,000            .1405          $ 21.88         7/15/06       $ 77,693       $  202,685
                           5,000(2)         .1405          $ 20.00        11/15/05       $ 54,349       $  134,872
                             700(2)         .0197          $ 20.00         1/16/06       $  8,881       $   22,770
                          20,000(2)         .5620          $ 20.00         2/20/06       $256,813       $  660,226
                          10,000(2)         .2810          $ 20.00         5/15/06       $132,070       $  341,727
                          40,000(2)        1.1240          $ 20.00         6/13/05       $409,632       $1,004,919
                           5,000(2)         .1405          $ 20.00         7/15/06       $ 67,417       $  175,285
A. Secor.............        700            .0197          $ 30.13         1/16/06       $ 16,177       $   41,075
                          10,000            .2810          $ 21.88         7/15/06       $155,387       $  405,369
                              50(2)         .0014          $ 17.13         9/17/06       $    559       $    1,397
                          10,000(2)         .2810          $ 20.00         5/31/04       $ 87,508       $  208,819
                             700(2)         .0197          $ 20.00        12/14/04       $  6,660       $   16,120
                          20,000(2)         .5620          $ 20.00          4/5/05       $199,183       $  486,113
                             700(2)         .0197          $ 20.00         1/16/06       $  8,881       $   22,770
                          10,000(2)         .2810          $ 20.00         7/15/06       $134,834       $  350,569
J.J. Magill..........        700            .0197          $ 30.13         1/16/06       $ 16,177       $   41,075
                          10,000            .2810          $ 21.88         7/15/06       $155,387       $  405,369
                          10,000(2)         .2810          $ 20.00         5/31/04       $ 87,508       $  208,819
                             700(2)         .0197          $ 20.00        12/14/04       $  6,660       $   16,120
                          20,000(2)         .5620          $ 20.00          4/5/05       $199,183       $  486,113
                             700(2)         .0197          $ 20.00         1/16/06       $  8,881       $   22,770

---------------

(1) In the event of a change of ownership of the Company, Dr. Sack's unvested options that remain outstanding shall vest. They shall be subject to exercise on the same terms as all other vested options.

(2) Options granted on November 6, 1996 upon cancellation of previously granted options for the same number of shares; see Ten Year Option Repricing Table on pages 12 and 13.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

     The following table provides information with respect to the aggregate option exercises and fiscal year-end option values for each of the Company's Named Executive Officers for the year ended December 31, 1996.

                                                                                              VALUE OF
                                                                     SECURITIES             UNEXERCISED
                                                                     UNDERLYING             IN-THE MONEY
                                                                     UNEXERCISED            OPTIONS/SARS
                                                                    OPTIONS/SARS             AT FISCAL
                                                                AT FISCAL YEAR-END(#)       YEAR-END($)
                                     SHARES                     ---------------------   --------------------
                                  ACQUIRED ON        VALUE          EXERCISABLE/            EXERCISABLE/
             NAME                 EXERCISE(#)     REALIZED($)       UNEXERCISABLE         UNEXERCISABLE(1)
-------------------------------  --------------   -----------   ---------------------   --------------------
E. A. Sack.....................            0       $       0       366,525/132,700       $4,165,463/$ 23,125
M. J. Bradshaw.................       28,987       $ 736,707       131,513/ 52,725        $ 775,034/$331,062
R. L. Moore....................            0       $       0        11,250/ 69,450       $   73,125/$451,425
A. Secor.......................            0       $       0        86,000/ 31,450        $ 643,450/$202,223
J. J. Magill...................            0       $       0        78,425/ 31,400        $ 534,137/$183,075

---------------

(1) These amounts represent the difference between the exercise price of the stock options and the closing price of the Company's Common Stock on December 31, 1996, for options held by each Named Executive Officer.

                        TEN YEAR OPTION REPRICING TABLE

  Repricings of Stock Options

     As indicated in the Compensation Committee Report on executive compensation, in November 1996 the Company offered all non-director option holders under the 1994 LTIP the opportunity to exchange their options for new options at the November 6, 1996 fair market value of $20.00 per share. The options retain their original vesting schedule and expiration date. However, the repriced shares may not be exercised until November 5, 1997. The following table sets forth the repricing of options held by the Named Executive Officers and any other executive officers during the past ten completed fiscal years.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                       LENGTH OF
                                     NUMBER OF                                                          ORIGINAL
                                     SECURITIES             MARKET PRICE                                 OPTION
                                     UNDERLYING  NUMBER OF  OF STOCK AT                              TERM REMAINING
                                      OPTIONS       NEW       TIME OF        EXERCISE        NEW       AT DATE OF
                                      REPRICED    OPTIONS   REPRICING OR   PRICE AT TIME   EXERCISE    REPRICING
    NAME AND POSITION        DATE    OR AMENDED   GRANTED   AMENDMENT($)  OF REPRICING($)  PRICE($)    (IN YEARS)
--------------------------  -------  ----------  ---------  ------------  ---------------  --------  --------------
EXECUTIVE OFFICERS
Michael J. Bradshaw.......  11/6/96    11,250      11,250     $ 19.875        $31.750      $20.000         7.6
  Senior Vice President,    11/6/96       525         525       19.875         27.750       20.000         8.1
  Operations                11/6/96       100         100       19.875         37.750       20.000         8.4
                            11/6/96    25,000      25,000       19.875         34.625       20.000         8.4
                            11/6/96       700         700       19.875         30.125       20.000         9.2
                            11/6/96    20,000      20,000       19.875         38.280       20.000         9.3
Richard L. Moore..........  11/6/96    40,000      40,000       19.875         47.750       20.000         8.6
  Senior Vice President,    11/6/96     5,000       5,000       19.875         29.750       20.000         9.0
  Technology                11/6/96       700         700       19.875         30.125       20.000         9.2
                            11/6/96    20,000      20,000       19.875         38.280       20.000         9.3
                            11/6/96    10,000      10,000       19.875         38.000       20.000         9.5
                            11/6/96     5,000       5,000       19.875         21.875       20.000         9.7

                                                                                                       LENGTH OF
                                     NUMBER OF                                                          ORIGINAL
                                     SECURITIES             MARKET PRICE                                 OPTION
                                     UNDERLYING  NUMBER OF  OF STOCK AT                              TERM REMAINING
                                      OPTIONS       NEW       TIME OF        EXERCISE        NEW       AT DATE OF
                                      REPRICED    OPTIONS   REPRICING OR   PRICE AT TIME   EXERCISE    REPRICING
    NAME AND POSITION        DATE    OR AMENDED   GRANTED   AMENDMENT($)  OF REPRICING($)  PRICE($)    (IN YEARS)
--------------------------  -------  ----------  ---------  ------------  ---------------  --------  --------------
EXECUTIVE OFFICERS (CONT.)
Alan Secor................  11/6/96    10,000      10,000       19.875         31.750       20.000         7.6
  Vice President and        11/6/96       700         700       19.875         27.750       20.000         8.1
  General Manager,          11/6/96    20,000      20,000       19.875         34.625       20.000         8.4
  Consumer Products         11/6/96       700         700       19.875         30.125       20.000         9.2
  Division                  11/6/96    10,000      10,000       19.875         21.875       20.000         9.7
J. James Magill...........  11/6/96    10,000      10,000       19.875         31.750       20.000         7.6
  Vice President and        11/6/96       700         700       19.875         27.750       20.000         8.1
  General Manager,          11/6/96    20,000      20,000       19.875         34.625       20.000         8.4
  Datacom Division          11/6/96       700         700       19.875         30.125       20.000         9.2
Sally M. Baumwell.........  11/6/96    10,000      10,000       19.875         31.750       20.000         7.6
  Vice President,           11/6/96       700         700       19.875         27.750       20.000         8.1
  Human Resources           11/6/96    20,000      20,000       19.875         34.625       20.000         8.4
  and Administration        11/6/96       700         700       19.875         30.125       20.000         9.2
Robert E. Collins.........  11/6/96    20,000      20,000       19.875         30.125       20.000         9.2
  Vice President and        11/6/96    10,000      10,000       19.875         26.000       20.000         9.6
  Chief Financial Officer
Richard R. Pickard........  11/6/96    10,000      10,000       19.875         31.750       20.000         7.6
  Vice President,           11/6/96       700         700       19.875         27.750       20.000         8.1
  General Counsel           11/6/96    20,000      20,000       19.875         34.625       20.000         8.4
  and Secretary             11/6/96       700         700       19.875         30.125       20.000         9.2
Anthony S. Yano...........  11/6/96     3,000       3,000       19.875         31.750       20.000         7.6
  Vice President            11/6/96       700         700       19.875         27.750       20.000         8.1
  and Controller            11/6/96     8,000       8,000       19.875         41.250       20.000         8.6
                            11/6/96       700         700       19.875         30.125       20.000         9.2
FORMER EXECUTIVE OFFICER
Thomas C. Carson..........  11/6/96    15,000      15,000       19.875         31.750       20.000         7.6
  Senior Vice President,    11/6/96       700         700       19.875         27.750       20.000         8.1
  Strategic Accounts        11/6/96    25,000      25,000       19.875         34.625       20.000         8.4
                            11/6/96       700         700       19.875         30.125       20.000         9.2
                            11/6/96    20,000      20,000       19.875         38.280       20.000         9.3

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors and executive officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Based solely upon a review of such reports, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and executive officers during the last fiscal year were filed on time.

                         STOCK PRICE PERFORMANCE GRAPH

     The regulations of the Securities and Exchange Commission require that the Company include in its proxy statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S & P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. Accordingly, the following graph compares the Company's cumulative shareholder returns since December 31, 1991 with the S & P 500 Index and the S & P High Technology Composite Index.

        Measurement Period                               S&P 500 Stock In-
      (Fiscal Year Covered)             Zilog Inc.              dex            S&P High Tech
12/31/91                                        100.00              100.00              100.00
12/31/92                                        169.14              104.47              106.25
12/31/93                                        225.93              111.83              129.55
12/31/94                                        218.52              110.11              148.07
12/31/95                                        271.30              147.67              213.53
12/31/96                                        193.52              177.60              302.30

                               PROPOSAL NUMBER 2

                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board has selected Ernst & Young LLP to serve as the Company's independent auditors for fiscal year 1997. While it is not required to do so, the Board is submitting to the shareholders the selection of that firm for ratification in order to ascertain the shareholders' views. If such selection is not ratified by the affirmative vote of a majority of the shares of Common Stock present at the meeting and entitled to vote, the Board will reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1997.

                               PROPOSAL NUMBER 3

                 TO APPROVE THE REINCORPORATION OF THE COMPANY
                          FROM CALIFORNIA TO DELAWARE

     With the unanimous recommendation of the Board of Directors, the Board is submitting to shareholders for their approval a proposal to reincorporate the Company in Delaware (the "Reincorporation"). The following discussion summarizes certain aspects of the Reincorporation. This summary is not intended to be complete and is subject to, and qualified in its entirety by, the Agreement and Plan of Merger, in substantially the form attached hereto as Annex A (the "Merger Agreement"), and the Certificate of Incorporation (the "Delaware Certificate") of Zilog, Inc. ("Zilog Delaware"), a copy of which is attached hereto as Annex B. Copies of the Amended and Restated Articles of Incorporation and the Bylaws, as amended to date, of the Company (the "California Articles" and the "California Bylaws," respectively) as well as the bylaws of ZiIog Delaware (the "Delaware Bylaws") are available for inspection at the principal office of the Company and copies will be sent to shareholders on written request.

REINCORPORATION OF THE COMPANY

     The Reincorporation will be effected by merger (the "Merger") of the Company with and into Zilog Delaware, a corporation formed by the Company in preparation for the Reincorporation, as a wholly-owned subsidiary of the Company. Upon completion of the Merger, the Company will cease to exist and Zilog Delaware will continue to operate the business of the Company under the name "Zilog, Inc." Shareholders of the Company will automatically become stockholders of Zilog Delaware and their rights will be governed by Delaware law, the Delaware Certificate and the Delaware Bylaws rather than by California law, the California Articles and the California Bylaws. If approved by the shareholders of the Company and if certain other conditions set forth in the Merger Agreement are satisfied, the Reincorporation will become effective upon the filing of the Merger Agreement and related documentation with the Secretary of State of each of Delaware and California (the "Effective Date"). The Reincorporation is intended to be consummated as soon as practicable following the Annual Meeting. However, pursuant to the Merger Agreement, the Reincorporation may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholders' approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Directors, circumstances arise which make such action advisable.

     Pursuant to the Merger Agreement, on the Effective Date, each outstanding share of Common Stock of the Company, no par value ("Company Common Stock"), will automatically be converted into one share of Common Stock of Zilog Delaware, $.01 par value ("Zilog Delaware Common Stock") (the adoption of a $.01 par value is primarily to reduce certain filing fees applicable under Delaware law). There are no differences in the rights, preferences or privileges of the Zilog Delaware Common Stock from those of the Company Common Stock. Each stock certificate representing issued and outstanding shares of the Company Common Stock will continue to represent the same number of shares of Zilog Delaware Common Stock. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF ZILOG DELAWARE COMMON STOCK. However, shareholders may exchange their certificates if they so choose. Shares of Zilog Delaware Common Stock will continue to be quoted on the New York Stock Exchange ("NYSE") under the symbol "ZLG" without interruption, as shares of the Company Common Stock are now quoted and traded, and delivery of existing Company Common Stock certificates will constitute "good delivery" of shares of Zilog Delaware Common Stock.

     Under California law, the affirmative vote of a majority of the outstanding shares of the Company Common Stock is required for approval of the Merger Agreement and the other terms of the Reincorporation. See "Board Recommendation and Vote Required." The Reincorporation has been approved by the Company's Board of Directors, which unanimously recommends a vote in favor of the Reincorporation Proposal.

     Except as set forth above, no federal or state regulatory requirements must be complied with nor must approvals be obtained in connection with the Reincorporation, except under federal securities laws applicable to proxy solicitations.

     Shareholders of the Company will have no dissenters' rights of appraisal with respect to the Reincorporation. See "Other Significant Differences Between the Corporation Laws of California and Delaware -- Appraisal Rights in Mergers."

     APPROVAL OF THE PROPOSED REINCORPORATION BY SHAREHOLDERS WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE DELAWARE CERTIFICATE AND THE DELAWARE BYLAWS.

PRINCIPAL REASONS FOR THE REINCORPORATION

     Delaware Corporation Law. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has long been a leader in adopting, construing and implementing comprehensive and flexible corporate laws which are periodically revised and updated in response to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware for their state of incorporation or have subsequently changed their corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both its legislature and courts have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have acquired considerable expertise in dealing with corporate issues and a substantial body of case law has been developed construing Delaware law and establishing public policies with respect to corporate legal affairs, thus providing greater predictability and guidance in the conduct of corporate legal affairs of Delaware corporations.

     Attraction and Retention of Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its articles or certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercise of their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce such risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who might otherwise be unwilling to serve because of the increased risks involved.

     In accordance with current California law, the California Articles include a provision which limits director's liability in certain circumstances. In general, however, the ability to limit liability is broader under Delaware law, and Delaware case law is also more developed to provide guidance in this regard. It should be noted, however, that neither California nor Delaware law permits a corporation to limit or eliminate the liability of its directors for intentional misconduct, conduct undertaken in bad faith or any transaction from which the director derives an improper personal benefit, or for violations of federal laws, such as securities laws.

     Reduced Vulnerability to Unilateral Takeover Attempts. The Board of Directors believes the changes resulting from the Reincorporation will discourage certain types of transactions which involve actual or threatened changes of control of the Company and enhance the Board of Directors' ability to negotiate effectively in connection with an unsolicited takeover proposal. Accordingly, the Board of Directors has recommended the Reincorporation in order to enable the Company to take advantage of certain provisions of the Delaware General Corporation Law ("Delaware GCL") which the Board believes are in the best interests of the shareholders and which are not provided for under the California General Corporation Law (the "California GCL"). By means of example, these provisions allow Delaware corporations to (i) institute a classified board, (ii) eliminate cumulative voting, (iii) provide that directors may be removed only for cause, (iv) eliminate the right of shareholders to call special meetings or to act by written consent, (v) grant authority to the Board (without stockholder approval) to establish the authorized number of directors, (vi) adopt supermajority voting provisions, and (vii) require advance notice of business to be brought before, or of nominations for the election of directors at, a stockholder meeting by a stockholder.

     After the Reincorporation, these provisions, together with the general acceptance of the Delaware anti-takeover statute (see "Certain Significant Differences in Corporate Governance -- Delaware Business Combination Law"), are expected to make certain changes in control of Zilog Delaware more difficult and time consuming without the prior consent of the Board of Directors, and to have the effect of encouraging hostile acquirers or persons who acquire substantial blocks of Zilog Delaware Common Stock to negotiate with the Board of Directors acting on behalf of all shareholders, thereby reducing the Company's vulnerability to an unsolicited proposal for the takeover of the Company, particularly a proposal which does not contemplate the acquisition of all of the Company's outstanding shares, or a proposal for the restructuring or sale of all or part of the Company.

     There has been a trend in recent years towards the accumulation of substantial stock positions in public companies by third parties as a prelude to proposing a takeover, restructuring or sale of all or part of a company or other similar extraordinary corporation actions. Such actions are often undertaken by a purchaser without advance notice to or consultation with the board of directors of the target company. The Company believes that takeover attempts in which the Board of Directors does not have the opportunity to negotiate in the interests of all shareholders may result in certain coercive tactics, disruption of business and unfairness to shareholders. For example, certain non-negotiated takeover bids or accumulations of large blocks of stock may be timed to take advantage of temporarily depressed stock prices, may be designed to foreclose or minimize the possibility of competing bids and may involve the acquisition of only a controlling interest in the Company's stock without affording all shareholders the opportunity to receive the same economic benefits.

     It is also the Company's view that the existence of anti-takeover measures, although having the effect of making hostile takeovers more difficult, will not necessarily ensure that bidders will only propose a merger or other transaction at a price reflective of the true value of the Company and which is in the best interests of all shareholders. Management, however, is not aware of any such proposal or any effort to obtain control of the Company. See "Certain Significant Differences in Corporate Governance."

     Possible Disadvantages. Despite the unanimous belief of the Board of Directors that the Reincorporation is in the best interests of the Company and its shareholders, it should be noted that some commentators are of the view that Delaware law does not afford minority shareholders the same substantial rights and protections as are available in a number of other states, including California. The Delaware Certificate and Delaware Bylaws contain provisions that are expected to have the overall effect of rendering more difficult the accomplishment of unsolicited tender offers or mergers and proxy contests, or the assumption of control by the holder of a large block of shares, and thus make more difficult the removal of incumbent management, even if such a change in control is desired by holders of a majority of the shares.

     The Reincorporation, if adopted, could also have the effect of discouraging a third party from attempting to obtain control of the Company, even though such an attempt may be beneficial to the Company and its shareholders. By discouraging certain tender Offers, Mergers and accumulations of large blocks of stock. it may also tend to reduce temporary upward fluctuations in the market price of the Zilog Delaware Common Stock, thereby depriving its stockholders of opportunities which might otherwise exist in the absence of the Reincorporation to sell their stock at a premium to current market prices. However, the Company believes that certain non-negotiated takeover bids or large block accumulations may be timed to take advantage of temporarily depressed stock prices and, therefore, may not take account of underlying and long-term values of the Company's assets and prospects for favorable developments in the Company's business and, in addition, may not ensure equal treatment of all shareholders. See "Certain Significant Differences in Corporate Governance."

     No Change in the Business, Management and Location of the Company. The Reincorporation will effect a change in the legal domicile of the Company from California to Delaware and will produce only those changes resulting from the difference between California and Delaware law and between the charters and bylaws of the Company and Zilog Delaware, and other changes of a legal nature, certain of which are described in this Proxy Statement. The Reincorporation will not result in any change in the name, business, management, fiscal year, location of the principal facilities, assets, liabilities or net worth of the Company and will have no material accounting implications. All benefit plans of the Company will be continued by Zilog Delaware, and each stock right or option issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Zilog Delaware Common Stock at the same price per share, upon the same terms and subject to the same conditions as set forth in such plans. The Company's other employee benefit arrangements will be continued by Zilog Delaware upon the terms and subject to the conditions then currently in effect. The Reincorporation Proposal and the changes affected thereby are permitted and consistent with the rules of the NYSE, on which the issued shares of the Company Common Stock are currently quoted and treated. Moreover, as noted above, after the Reincorporation, the shares of Zilog Delaware Common Stock will be quoted and treated, as applicable, without interruption, on the NYSE under the same symbols as the shares of the Company Common Stock were quoted and traded prior to the Reincorporation.

CERTAIN SIGNIFICANT DIFFERENCES IN CORPORATE GOVERNANCE

     The most significant differences between the corporate governance provisions of the charter documents of Zilog Delaware and the Company, and the reasons for and certain possible effects of these provisions, are described below.

     Delaware Business Combination Law. Section 203 of the Delaware GCL was adopted by Delaware's legislature to encourage potential acquirers to negotiate with a target company's board of directors and, in the absence of successful (or any) negotiations, to provide minority stockholders with protections against certain takeover-related abuses. Because the Delaware Certificate and the Delaware Bylaws are silent with respect to the application of Section 203, Zilog Delaware will be subject to the provisions of Section 203.

     Section 203 regulates certain transactions incident to or following large accumulations of shares, including those made by tender offers. Section 203 may have the effect of significantly delaying a purchaser's ability to acquire the entire interest sought if such acquisition is not approved by a corporation's board of directors. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) from engaging in a "Business Combination" (defined below) with a Delaware corporation for three years following the date such person became an Interested Stockholder. For purposes of Section 203, the term "Business Combination" includes, without limitation: (a) mergers with the Interested Stockholder; (b) sales or other dispositions to the Interested Stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary having a market value equal to 10% or more of the aggregate market value or the corporation's consolidated assets or its outstanding stock; (c) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for certain transfers in a conversion or exchange or a pro rata dividend or distribution, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock, or certain other transactions); (d) any transaction involving the corporation or a subsidiary which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused by the Indirect Stockholder; or (e) receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on Business Combinations by Section 203 does not apply if, among other things: (a) prior to the date on which such stockholder becomes an Interested Stockholder, the board of directors approves either the Business Combination or the transaction which resulted in the person becoming an Interested Stockholder; (b) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made the person an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide "confidentially" (e.g., by giving confidential instructions to a plan's trustee) whether to accept a tender or exchange offer); or (c) on or after the date such person becomes an Interested Stockholder, the board approves the Business Combination and it is also approved at a stockholder meeting by holders of two-thirds (66 2/3%) of the voting stock not owned by the Interested Stockholder.

     Under Section 203, the restrictions described above do not apply if, among other things, the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203.

The Delaware Certificate does not contain such a provision. Zilog Delaware could, at its option, exclude itself from the coverage of Section 203 by amending the Delaware Certificate or the Delaware Bylaws (with stockholder approval) at any time to exempt itself from coverage; but an amendment will not become effective for a period of twelve months after the amendment is adopted and will not apply to an Interested Stockholder who became such prior to the amendment.

     The Company believes that Section 203 will encourage any potential acquiror to negotiate with Zilog Delaware's Board of Directors prior to effecting any takeover attempt. Section 203 also should have the effect of (i) limiting the ability of a potential acquiror to make a two-tiered bid in which all stockholders would not be treated equally and (ii) otherwise discouraging certain potential acquirors unwilling to comply with its provisions. Shareholders should note that the application of Section 203 to Zilog Delaware will confer upon its Board of Directors the power to reject a proposed Business Combination, even though the potential acquiror may be offering a substantial premium for Zilog Delaware's shares over the then current market price.

     The California GCL does not contain a provision similar to Section 203.
Section 1101 of the California GCL provides that if an acquiring corporation has previously acquired more than 50% but less than 90% of the stock of a California corporation, the acquiring corporation is prohibited from cashing out the remaining shareholders in the target corporation in a cash merger without unanimous consent of the affected class. There are similar prohibitions covering asset acquisitions. Unless certain conditions are met, the acquiring corporation must, in any asset acquisition or merger, issue non-redeemable common stock of the acquiring corporation to the remaining shareholders of the target corporation. California also regulates certain tender offers or proposals for reorganization made by "interested parties." See "Proposals for Reorganization" below.

     Limitations on Ability of Stockholders to Call Meetings. The California Bylaws provide, in accordance with the California GCL, that a special meeting of the shareholders of the Company may be called by the Board of Directors, the Chairman of the Board, the President, or the holders of shares entitled to cast not less than 10% of the votes at such meeting. Under the Delaware GCL, special meetings of stockholders may be called by a corporation's board of directors or by any other person authorized to do so by the certificate of incorporation or bylaws of the corporation. Since the Delaware Certificate and the Delaware Bylaws do not contain provisions permitting any person to call a special stockholder meeting, only the Board of Directors of Zilog Delaware will have this ability.

     By not providing for the right of stockholders to call special meetings, it may be more difficult for the stockholders of Zilog Delaware to initiate action opposed by the Board of Directors other than at the annual meeting of stockholders. However, it will not impair the right of stockholders to elect the full Board of Directors at an annual meeting or to take action on other issues at that time.

     Limitations on Actions by Written Consent of Stockholders and Advance Notice Requirements for Stockholder Meetings. Both the Delaware GCL and the California GCL permit stockholders, unless specifically prohibited by the certificate or articles of incorporation, to take action without a meeting by the written consent of the holders of at least the number of shares necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The California Articles do not restrict stockholder action by written consent. Action by written consent may, in some circumstances, permit the taking of stockholder action opposed by the Board of Directors more rapidly than would be possible if a meeting of stockholders were required. In connection with its evaluation of the Reincorporation, the Board of Directors has determined that it is important that it be able to give advance notice of and consideration to any action to be voted on by stockholders, and that all stockholders be able to discuss at a meeting matters which may affect their rights. Accordingly, the Delaware Certificate eliminates actions by written consent of stockholders unless the Board waives the prohibition in a particular circumstance.

     To enhance the Board's ability to give advance notice of, and consideration to, matters to be acted on by stockholders, the Delaware Certificate also contains a minimum twenty days' notice requirement for any stockholder meeting, and restricts the business to be conducted at such meeting to that which has been stated in the notice sent by Zilog Delaware to each stockholder entitled to vote at the meeting (although this requirement, like the limitation on stockholder action by written consent, may be waived in any particular circumstance). The requirement for advance notice will permit the Board to analyze any stockholder proposals and to present that analysis to all stockholders in an effective manner. The Board believes that, like the other provisions in the Delaware Certificate, elimination of stockholder action by written consent and the advance notice requirement for stockholder meetings will enhance the Board's ability to consider all appropriate courses of action for the benefit of all stockholders and to negotiate effectively on their behalf in the context of a takeover attempt.

     Number of Directors. Under the California GCL, although a change in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Any change outside of the established range or a change in the established range must be approved by the shareholders. The Delaware GCL permits the board of directors alone to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors (in which case a change in the number of directors may be made only by an amendment of such certificate).

     The California Bylaws establish a range of five (5) to seven (7) directors and this number is presently fixed by the Board of Directors at six (6). The Delaware Certificate is silent on the number of directors; however, the Delaware Bylaws provide that the number of directors shall be six (6) until such time as the Board of Directors modifies such authorized number of directors by amendment to the Delaware Bylaws (and, given their ability to amend the Delaware Bylaws, a majority of the stockholders of Zilog Delaware also could effect a change in the number of directors). The Board of Directors has no present intention to change the current number of directors; however, the Board believes that the flexibility provided to it in this regard will be beneficial should the need arise to provide for an increase in the number of directors beyond the Company's current range, or to eliminate vacancies below such range for which suitable candidates are not available.

OTHER SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

     In addition to the provisions of the California GCL and the Delaware GCL which are discussed above in the context of distinctions between the charter documents of the Company and Zilog Delaware, other provisions of the California GCL and the Delaware GCL differ in many respects, and consequently it is not practical to summarize all differences. However, a summary of certain significant differences which may affect the rights and interests of stockholders in Zilog Delaware is set forth below.

     Cumulative Voting. Under cumulative voting, each share of stock entitled to vote in an election of directors has such number of votes as is equal to the number of directors to be elected. A shareholder may then cast all of his or her votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. As a result, shareholders holding a significant minority percentage of the outstanding shares entitled to vote in an election of directors may be able to effect the election of one or more directors. If cumulative voting is available, then it is mandatory upon timely notice given by any shareholder at a meeting at which directors are to be elected.

     The California GCL generally provides for cumulative voting; however, cumulative voting may be eliminated by corporations with outstanding securities listed on the NYSE or the American Stock Exchange or with securities designated for trading as a National Market System security on the National Association of Security Dealers Automatic Quotation System ("NASDAQ") and having at least 800 stockholders (including record and beneficial owners) (collectively, "Listed Corporations"). The Company believes it is a Listed Corporation. The California Articles do not provide for the elimination of cumulative voting.

     Under the Delaware GCL, cumulative voting is not available unless it is provided for in a corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting. As a result, the holder or holders of shares representing a majority of the votes entitled to be cast in an election of directors for Zilog Delaware will be able to elect all directors then being elected. The absence of cumulative voting could have the effect of preventing representation of minority stockholders on the Board of Directors of Zilog Delaware. However, the Board believes that, in general, and especially in publicly-held corporations, each director should represent the interests of all stockholders rather than the interests of a special constituency, and that the presence on the Board of one or more directors representing such a constituency could disrupt and impair the efficient management of Zilog Delaware.

     Indemnification and Limitation of Liability. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles or certificate of incorporation eliminating the liability of a director to the corporation or its securityholders for monetary damages for breach of a director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions: (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is fairly and reasonably entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Indemnification is permitted only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. The California GCL requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to the successful defense on the merits or otherwise).

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel (if a quorum of independent directors is not obtainable) or by a majority vote of a quorum of the stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The Delaware GCL provides that indemnification permitted by statute shall not be deemed exclusive of any other rights under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Both the California Articles and the Delaware Certificate provide for the elimination of monetary liability of the corporation's directors to the fullest extent permissible under applicable law. The Delaware Certificate provision is potentially more expansive in that it incorporates future amendments to Delaware law with respect to elimination of such liability. Moreover, while the California Articles and the California Bylaws permit the Company to indemnify its directors, officer and agents to the fullest extent allowed under California law, the Delaware Certificate requires Zilog Delaware to indemnify its directors, officers and agents to the fullest extent permitted under Delaware law.

     Currently, there are no actions pending or threatened against officers or directors of the Company in their capacities as such. The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the Company made prior to the Reincorporation.

     Proposals for Reorganization. Section 1203 of the California GCL ("Section 1203") provides that if a proposal for a merger or other reorganization (including a share-exchange tender offer) or for certain sale of assets transactions (a "Proposal") is made by a party controlling, either directly or indirectly, the target corporation or that is controlled, directly or indirectly, by an officer or director of the target corporation or that is an entity in which a material financial interest is held by an executive officer or director of the target corporation, an affirmative opinion of an independent appraiser as to the fairness of the consideration to the stockholders of the target corporation must be delivered. The fairness opinion requirement does not apply to short-form mergers between a parent company and its 90%-owned subsidiaries, or if the target company does not have shares held of record by 100 or more persons or if the transaction has been qualified under California securities laws. If any other proposal for reorganization (the "Later Offer") is received while the Proposal is pending, the directors must transmit the Later Offer and any accompanying documents to the shareholders of the target corporation and the target corporation's shareholders must be afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given before the vote or written consent on the Proposal becomes effective, or a reasonable time to withdraw any tendered shares before the purchase of shares pursuant to the Proposal. The Delaware GCL does not contain a provision similar to Section 1203. However, unlike many other states, California has not adopted special laws (such as Section 203 of the Delaware GCL described above) designed to make certain kinds of corporate takeovers, or other transactions with significant shareholders more difficult.

     Vote Required for Certain Mergers and Consolidations. Delaware law relating to mergers and other corporate reorganizations differs from California law in a number of respects. Generally, California law requires a shareholder vote in more situations than does Delaware law. Both California and Delaware law provide for securityholder votes (except as indicated below and for certain mergers between a parent company and a subsidiary which is at least 90% owned by the parent company) of both the acquiring and acquired corporation to approve mergers, and of the selling corporation for the sale of substantially all of its assets. In addition to the foregoing, subject to the exceptions described below, California law requires the affirmative vote of a majority of the outstanding shares of (i) an acquiring corporation in a share-for-share exchange or a share-exchange tender offer, (ii) the acquiring and acquired corporations in a sale-of-assets reorganization, and (iii) any parent corporation whose equity securities are being issued or transferred in connection with a corporate reorganization.

     Delaware law does not require a stockholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing certificate of incorporation, (ii) each outstanding or treasury share of the surviving corporation before the merger is unchanged after the merger, and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains an exception to its voting requirements for reorganizations where any corporation or its shareholders immediately before the reorganization own (immediately, after the reorganization) more than five-sixths of the voting power of the surviving or acquiring corporation (or its parent); provided, however, that such exception is not available if (a) any amendments to the articles of the surviving corporation are made which would otherwise require shareholder approval or (b) if the holders of a disappearing corporation receive shares of the surviving corporation having different rights, preferences. privileges or restrictions than the shares surrendered.

     Class Vote for Certain Reorganizations. With certain exceptions, the California GCL requires that a merger or reorganization and certain sale of assets or similar transactions be approved by a majority vote of each class of shares outstanding, and provides for separate series votes in certain circumstances. By contrast, the Delaware GCL generally does not require such class voting, except in circumstances where the transaction involves an amendment to a corporation's certificate of incorporation which would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

     Dissolution. Under the California GCL, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the board of directors, and this right may not be modified by the articles of incorporation. Under the Delaware GCL, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporations's stockholders under the Delaware GCL.

     Appraisal Rights in Mergers. Under both California and Delaware law, a dissenting securityholder of a corporation participating in certain transactions may, under varying circumstances, receive cash in the amount of the fair value of his or her shares (as determined by a court), in lieu of the consideration that he or she would otherwise receive in any such transaction. Under Delaware law, such appraisal rights are not available with respect to (i) a sale, lease or exchange of substantially all the assets of a corporation; (ii) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange (or designated as a NASDAQ National Market System security) or widely-held (by more than 2,000 stockholders), if such stockholders receive shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange (or designated as a NASDAQ National Market System security) or held of record by more than 2,000 stockholders; or (iii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger. Under the Delaware GCL, no vote of the stockholders of the surviving corporation is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and certain other conditions are met. See "Vote Required for Certain Mergers and Consolidations" above.

     In general, California law affords dissenters' rights (appraisal rights are referred to as "dissenters' rights" in California) (a) in any reorganization for which shareholder approval is required and (b) to the shareholders of a subsidiary corporation in a short-form merger, and the exclusions from dissenters' rights in mergers are somewhat different from those in Delaware. For example, in the case of a corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System, dissenters' rights generally are not available unless the holders of five percent or more of such class claim dissenters' rights. Also, under California law, shareholders of a corporation involved in a reorganization are not entitled to dissenters' rights if the corporation, or its shareholders immediately before the reorganization, or both, will own immediately after the reorganization more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the proposed Reincorporation).

     Appraisal or dissenters' rights are, therefore, not available to shareholders of the Company with respect to the Reincorporation.

     Voting and Appraisal Rights in Certain Other Transactions. The Delaware GCL does not provide stockholders of a corporation with voting rights or appraisal rights when the corporation acquires another business through the issuance of its stock either (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the business to be acquired, or (iii) in a merger of the corporation to be acquired with a subsidiary of the corporation. In contrast, the California GCL treats these kinds of acquisitions in the same manner as the merger of the corporation directly with the business to be acquired.

     Dividends. The California GCL provides that a corporation may not make any distribution (including dividends, whether in cash or property, and repurchases or redemptions, of its shares for cash or property) unless (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution, or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred credits) and the corporation's current assets would be at least equal to its current liabilities (or 125% of its current liabilities if the average pretax and preinterest earnings for the preceding two fiscal years were less than average interest expense for such years). In addition, the California GCL provides that a corporation may not make any such distribution if, as a result, the excess of the corporation's assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made. Such tests are applied to California corporations on a consolidated basis.

     The Delaware GCL provides that a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Like the California Articles, the Delaware Certificate does not place any restrictions on the declaration or payment of dividends. The Delaware GCL also provides that a corporation may redeem or repurchase its shares only out of surplus. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis.

     While the Company presently qualifies under the tests of both California and Delaware for the payment of dividends, it is the present policy of the Board of Directors to retain earnings for use in the Company's business. However, in the event that the present policy of the Board changes in the future, Delaware generally provides a broader ability for companies to pay dividends.

     Interested Director Transactions. Under both the California GCL and the Delaware GCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under the California GCL and the Delaware GCL, (a) either the securityholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

     Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of the Company would lack the authority to approve, because of the number of interested directors, could be approved by a majority of the disinterested directors of Zilog Delaware representing less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving interested directors of the Company which the Board would lack the authority to approve under California law but could approve under Delaware law.

     Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if he or she was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Inspection of Securityholder Lists. The California GCL provides for an absolute right of inspection of the shareholder list for any shareholder holding five percent or more of a corporation's outstanding voting shares or any shareholder holding one percent or more of a corporation's outstanding voting shares who is involved in an election contest. The California GCL also provides a right of inspection of the shareholder list to any shareholder for any purpose reasonably related to such holder's interest as shareholder. The California GCL purports to apply the foregoing provisions to any foreign corporation (such as Zilog Delaware) if its principal executive office is in California or if it customarily holds meetings of its board of directors in

California. The Delaware GCL does not provide any similar absolute right of inspection, but does permit any stockholder of record to inspect the stockholder list for any purpose reasonably related to such holder's interest as a stockholder and, for a ten-day period preceding a stockholder meeting, for any purpose germane to such meeting. Restricted access to stockholder records, even though unrelated to a stockholder's interests as a stockholder, could result in impairment of the stockholders' ability to coordinate opposition to management proposals, including proposals with respect to a change, in control of the Company. However, the Delaware GCL provisions regarding access to a company's stockholder list have been broadly construed by Delaware courts. Moreover, stockholders in Zilog Delaware will be able to avail themselves of provisions of the federal proxy rules which provide stockholders, in certain circumstances, with the right either to obtain access to the stockholder list or to have the company mail stockholder proxy materials to the company's other stockholders of record.

     Staggered Board of Directors. Under the California GCL, a "Listed Corporation" (as defined above) may, by amendment to its certificate of incorporation, divide its board into two or three classes. The California GCL restricts, however, the minimum number of directors which a corporation may have in the event it divides its board and, effectively, the minimum number of directors which can be elected at any annual meeting. The Delaware GCL has no comparable restrictions on staggered boards. The Delaware GCL permits, but does not require, a board of directors with staggered terms. The California Articles do not provide for a staggered board. Similarly, the proposed structure of Zilog Delaware will not include a staggered board. Although the Board does not presently have an intention to propose a staggered board to shareholders, there can be no assurance that the Board will not determine otherwise in the future.

     Removal of Directors. Under the California GCL, a director or the entire board of directors may be removed with or without cause by the affirmative vote of the holders of a majority of shares then entitled to vote; provided, however, that if less than the entire board of directors is to be removed, no director may be removed without cause if the shares voted against such removal (or not consenting in writing to such removal) would be sufficient to elect the director or directors in an election of the full authorized number of directors involving cumulative voting by shareholders. Under the California GCL, a director may also be removed for cause by the superior court in a suit by shareholders holding at least 10% of the outstanding shares.

     Similarly, under the Delaware GCL one or more directors of a corporation without a staggered board of directors can be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors; provided, however, that if cumulative voting is available, if less than the entire board of directors is to be removed, no director may be removed without cause if the shares voted against such removal would be sufficient to elect the director or directors in an election of the full authorized number of directors involving cumulative voting by stockholders. In the instance of a staggered board, the Delaware GCL provides that, unless otherwise provided in the certificate of incorporation, directors of a corporation may be removed only for cause by the holders of a majority of the shares then entitled to vote in an election of directors. The term "cause" is not defined in the Delaware GCL or in the Delaware Certificate. Consequently, in the event that Zilog Delaware elects, in the future, to have a staggered board and an issue arises regarding the removal of directors, questions concerning the legal standard for "cause" may have to be judicially determined.

     Loans to Officers and Employees. Under the Delaware GCL, a corporation may make loans to, or guarantee the obligations of, or otherwise assist, its officers or other employees and those of its subsidiaries (including any officer or employee who is a director of the corporation or its subsidiary) when such action, in the judgment of the corporation's board of directors, may reasonably be expected to benefit the corporation. In contrast, the California GCL provides that, subject to certain exceptions, a corporation may not make any such loan or guarantee to or for the benefit of any officer or director of a corporation or its parent, unless approved by a majority of its shareholders or, in the case of companies having outstanding shares held of record by 100 or more persons, unless a bylaw provision adopted by the affirmative vote of the majority of the outstanding shares entitled to vote thereon authorizes the disinterested directors alone to approve such loan or guarantee and such directors determine that such loan or guarantee may reasonably be expected to benefit the corporation. The Company is not aware of any plans for activities in this regard which the Board would lack the authority to approve under California law but could approve under Delaware law.

     Voting by Ballot. California law grants to each shareholder the right to require a vote by written ballot for the election of directors at a shareholder meeting. Under Delaware law this right may be restricted if so provided in the certificate of incorporation. The Delaware Certificate does not place any restriction on the right of stockholders to require a vote by written ballot.

APPLICATION OF THE CALIFORNIA GCL TO DELAWARE CORPORATIONS

     Under Section 2115 of the California GCL ("Section 2115"), certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, Section 2115 purports to subject it to a number of key provisions of the California GCL applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, restrictions relating to classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights and inspection of corporate records. See "Certain Significant Differences in Corporate Governance" and "Other Significant Differences Between the Corporation Laws of California and Delaware" above.

     Saliently, an exemption from Section 2115 is provided for "Listed Corporations" (as defined above). Following the Reincorporation, the stockholders of the Company will automatically become stockholders of Zilog Delaware and the Zilog Delaware Common Stock will likely be traded without interruption on the NYSE. Accordingly, the Board of Directors believes that Zilog Delaware will be exempt from Section 2115.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

     The following is a summary of certain of the material anticipated federal income tax consequences under current law relating to the merger of the Company into Zilog Delaware (the "Merger"). The following discussion does not purport to deal with all aspects of federal income taxation that may be applicable to specific shareholders.

     EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE THE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.

     The Company believes that, for federal income tax purposes, the Merger will constitute a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Accordingly, the Company believes that the Merger and the conversion of shares of the Company's Common Stock into shares of Zilog Delaware Common Stock will not be a taxable transaction to the shareholders, the Company or Zilog Delaware. Each shareholder's tax basis in his or her shares of the Zilog Delaware Common Stock received in the Merger will be equal to such shareholder's tax basis in the shares of the Company's Common Stock held immediately prior to the effectiveness of the Merger; and his or her holding period of such shares of Zilog Delaware Common Stock will include the holding period of such shares of the Company's Common Stock, provided such shares were held as a capital asset at the time of the effectiveness of the Merger.

BOARD RECOMMENDATION AND VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of the Reincorporation. A vote for the Reincorporation will constitute specific approval of the Merger Agreement and all other transactions and proceedings related to the Reincorporation, including the assumption by Zilog Delaware of all leases, stock options, warrants, employment agreements and other obligations of the Company.

     TIRE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE REINCORPORATION. An abstention or the failure of a broker or other nominee to vote shares held of record will have the same effect as a vote against the proposal.

                             SHAREHOLDER PROPOSALS

     To be considered for presentation at the 1998 Annual Meeting of Shareholders, a shareholder proposal must be received at the offices of the Company not later than December 4, 1997.

                                 OTHER MATTERS

     Management knows of no other business which will be presented for consideration at the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof at the proxy holders' discretion, upon management's direction.

     Whether or not you intend to be present at this meeting, you are urged to return your proxy promptly.

                                          By order of the Board of Directors,

                                          Richard R. Pickard
                                          Secretary

                                     (LOGO)
                           Printed on Recycled Paper

                                  ZILOG, INC.

                            210 EAST HACIENDA AVENUE
                           CAMPBELL, CALIFORNIA 95008


Dear Shareholder:                                               April 4, 1997

        We cordially invite you to attend the Annual Meeting of Shareholders of Zilog, Inc. to be held at 3:00 p.m. on May 21, 1997 at the Company headquarters listed above.

        At the Annual Meeting you are being asked to elect the members of the Board of Directors, to confirm Ernst & Young LLP as the auditors for 1996 and to authorize the Board of Directors and Officers of the Company to change the State of Incorporation of the Company from California to Delaware. Please read the proxy statement, which describes these proposals and presents other important information. Please complete, sign and return your proxy promptly in the enclosed envelope.

        Whether or not you plan to attend the Annual Meeting, please return your signed proxy as soon as possible.


                                        Sincerely,

                                        RICHARD R. PICKARD
                                        Secretary




    Please mark
[X] votes as in
    this example.

This Proxy when executed will be voted in the manner directed herein.  If no direction is made this Proxy will be voted FOR the election of Directors and FOR Proposal 2.
--------------------------------------------------------------------------------------------------------------
                         The Board of Directors recommend a vote FOR Proposals 1 and 2.
--------------------------------------------------------------------------------------------------------------
                    FOR   WITHHELD                                                 FOR     AGAINST     ABSTAIN
1. Election of      [ ]     [ ]            2. Selection of Independent Auditors.   [ ]       [ ]         [ ]
   Directors (See
   reverse).                                                                       FOR     AGAINST     ABSTAIN
                                           3. Authorize Board of Directors and     [ ]       [ ]         [ ]
                                              Officers to change the state of
[ ]___________________________________        incorporation of the Company from
For all nominees except as noted above        California to Delaware.
--------------------------------------------------------------------------------------------------------------

                                                                                          MARK HERE
                                                                                         FOR ADDRESS       [ ]
                                                                                         CHANGE AND
                                                                                        NOTE AT LEFT

                                                 Please sign exactly as name appears hereon. Joint owners
                                                 should each sign. When signing as attorney, executor,
                                                 administrator, trustee or guardian, please give full title as such.


Signature:                              Date:            Signature:                              Date:
          -----------------------------      -----------           -----------------------------      --------

[ZILOG LOGO]



                         COMPANY HIGHLIGHTS DURING 1996


* 1996 was an exciting year for Zilog, marked by expansion of revenues, manufacturing facilities, geographic markets and products.

* Our success in understanding the "technology of the application" positions Zilog as an expert partner for our customers.

* New opportunities for Zilog abound in the internet appliance marketplace.

* Production yields at our manufacturing plants are the highest in the Company history.



                                  ZILOG, INC.

                The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 4, 1997 in connection with the Annual Meeting to be held at
  P 3:00 p.m. on May 21, 1997 at Zilog, Inc., 210 E. Hacienda Avenue, Campbell, CA 95008 and hereby appoints Richard R. Pickard, Jill
  R Sullivan, Theresa Hedger, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of
  O substitution to each, to vote all shares of the Common Stock of Zilog, Inc. registered in the name provided herein which the undersigned is
  X entitled to vote at the 1997 Annual Meeting of Shareholders, and at any adjournment or adjournments thereof, with all the powers the undersigned
  Y would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement.

                    Election of all 6 Directors (of if any nominee is not available for election, such substitute as the Board of Directors may designate). Nominees:

                    E.A. Sack, T.J. Connors, W.H. Janeway, H. Kressel,
                    L. Wangberg, R.M. White

        SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                                                                    -----------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                    -----------